Exhibit 10.1

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this “Agreement”) dated as of April 24, 2013 by and between Universal Truckload Services, Inc. (the “Company”), a Michigan corporation, and Manuel J. Moroun (“Consultant”).

WHEREAS, Consultant has served and as of the date of this Agreement continues to serve as a member of the Company’s Board of Directors (the “Board”);

WHEREAS, the Company desires to retain Consultant as a consultant of the Company, and the Consultant desires to be so retained by the Company, on the terms and subject to the conditions more fully set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Company and Consultant agree as follows:

1. Consulting Arrangement. The Company hereby retains Consultant, and Consultant hereby agrees to serve as a consultant to the Company, on the terms and subject to the conditions of this Agreement. Consultant will, from time to time at the request of the Company upon reasonable advance notice, provide advice with respect to the business of the Company.

2. Term. The term of Consultant’s consultancy under this Agreement (the “Consulting Term”) shall commence on January 1, 2013 and shall expire on the fifth anniversary thereof.

3. Compensation. The Company shall pay Consultant at the rate of One Hundred Thousand Dollars ($100,000) per annum (the “Retainer”) over the Consulting Term to retain the benefit of Consultant’s expertise. The Retainer shall be paid quarterly at the rate of $25,000 per quarter until the end of the Consulting Term.

4. Status: Taxes

a. Status of Consultant. Consultant shall not be an employee of the Company and shall not be entitled to participate in any employee benefit plans or other benefits or conditions of employment available to the employees of the Company as a result of his service as a consultant to the Company pursuant to the terms of this Agreement; provided, however, that the foregoing shall not (i) be construed as modifying or eliminating any rights to receive benefits from the Company which arise under any other agreement between the Company and Consultant and (ii) prohibit Consultant from receiving any options or shares under the Company’s stock option plans that may from time to time be granted by the Board to Consultant. Consultant shall only consult, render advice and perform such tasks as Consultant determines are necessary to achieve the results specified by the Company. Although the Company may specify the results to be achieved by Consultant and may control and direct him in that regard, the Company shall not control or direct Consultant as to the details or means by which such results are accomplished.

b. Taxes. It is intended that the fees paid hereunder shall constitute revenues to Consultant. The extent consistent with applicable law, the Company will not withhold any amounts therefrom as federal income tax withholding from wages or as employee contributions under the Federal Insurance Contributions Act or any other state or federal laws. Consultant shall be solely responsible for the withholding and/or payment of any federal, state or local income or payroll taxes and shall hold the Company, its officers, directors and employees harmless from any liability arising from the failure to withhold such amounts.

5. Entire Agreement/Prior Agreement. The provisions contained herein constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede any and all prior agreements, understandings and communications between the parties, oral or written, with respect to such subject matter.

6. Expenses. The Company shall reimburse Consultant for any reasonable and necessary expenses incurred by him in connection with the performance of his services hereunder.

7. Modifications. Any waiver, alteration, amendment or modification of any provision of this Agreement shall not be valid unless in writing and signed by the Company and Consultant.

8. Binding Effect. This Agreement shall be binding upon inure to the benefit of the successors-in-interest and permitted assigns of the Company and Consultant.

9. Choice of Law. This Agreement shall be governed by and construed in accordance with the law of the State of Michigan, without regard to its conflicts of laws principles, and no action may be brought or maintained with regard to this Agreement except in a court of the State of Michigan or a court of the United States sitting in Michigan.

10. Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11. Counterparts. This Agreement may be executed in one or more counterparts, which shall, collectively and separately, constitute one agreement.

IN WITNESS WHEREOF, the Company and Consultant have executed this Agreement as of the date first above written.

	UNIVERSAL TRUCKLOAD SERVICES, INC.	MANUEL J. MOROUN

By:	/s/ H.E. “Scott” Wolfe	/s/ Manuel J. Moroun
Name:	H.E. “Scott” Wolfe	Signature
Title:	Chief Executive Officer